UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014 (July 14, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangements with C. Jeffrey Knittel

Other than C. Jeffrey Knittel, President of Transportation and International Finance, none of the executive officers of CIT Group Inc. (“CIT” or the “Company”) is party to any employment agreement with the Company and, except for Mr. Knittel, none of our executive officers has any individual agreement that provides for cash severance payments upon termination of employment or in connection with a change of control. In 2013, the Company adopted the CIT Employee Severance Plan, which covers all of our U.S. employees. Under the CIT Employee Severance Plan, each of our executive officers is eligible to receive a cash severance amount equal to 52 weeks of base salary, a severance bonus (prorated based on prior short-term incentives), a payment equal to 102% of the cost of premiums for coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 52 weeks, which amount will be increased to cover applicable taxes, and certain outplacement services. In the event of a qualifying Change of Control termination, each of our executive officers is eligible to receive a cash severance amount equal to two times the sum of base salary plus short-term incentive, a severance bonus (prorated based on prior short-term incentives), a payment equal to 102% of COBRA premiums for a maximum of 24 months (notwithstanding any statutory limitations on the length of COBRA coverage), which amount will be increased to cover applicable taxes, and certain outplacement services.

Under Mr. Knittel’s employment agreement, as amended and restated, in the event of a Change of Control (as defined in Mr. Knittel’s employment agreement), the term of his employment agreement will be extended to the second anniversary of the Change of Control. In addition, should his employment be terminated “Without Cause” or by Mr. Knittel for “Good Reason” (each as defined in his employment agreement) during the two-year extension period, Mr. Knittel will receive the same severance payments and benefits described above for a termination “Without Cause” except that an amount equal to two and one-half times salary and bonus will become payable in lieu of continued salary and bonus for two years.

On July 14, 2014, the Compensation Committee of the Board of Directors of the Company, on the recommendation of management, determined that it is in the best interests of the Company to ensure that the severance provisions applicable to Mr. Knittel upon the occurrence of a Change in Control are the same as the severance provisions applicable to all other executive officers. Therefore, the Compensation Committee approved an amendment to Mr. Knittel’s employment agreement to remove the previous provisions regarding termination upon a Change in Control and to provide that Mr. Knittel would be covered by the Change in Control provisions of the CIT Severance Plan upon a Change in Control. All other provisions of Mr. Knittel’s employment agreement, including all other provisions governing termination of employment, will remain in effect under circumstances other than a Change in Control. See “Narrative Information Relating to Potential Payments Upon Termination or Change of Control”, in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 3, 2014.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2014, the Board of Directors of CIT Group Inc. (“CIT” or the “Company”) approved the addition of a new Article XII to CIT’s By-laws which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or CIT’s Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The intent of the amendment to CIT’s By-laws is to avoid excessive costs and inefficiencies that the Company may incur from time to time from multijurisdictional litigation of the type described in Article XII of the By-laws.

The Amended and Restated By-laws, as so amended, are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01.	Other Events.

Quarterly Dividend

On July 15, 2014, the Company issued a press release announcing that the Board declared a quarterly cash dividend in the amount of $0.15 per common share, payable on August 29, 2014 to shareholders of record on August 15, 2014. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Airbus Purchase Agreement

On July 15, 2014, C.I.T. Leasing Corporation, a wholly owned subsidiary of CIT Group Inc. doing business as CIT Aerospace, entered into a memorandum of understanding with Airbus S.A.S. to acquire 5 new A321-200ceo (current engine option) family aircraft and 15 new A330-900neo (new engine option) family aircraft. The Company has not selected the engines for the A321-200ceo aircraft. The A330-900neo aircraft will be powered by Trent 7000 engines from Rolls-Royce Holdings plc. The total value of the 5 A321-200ceo aircraft and 15 A330-900neo aircraft based on current manufacturer’s list prices is approximately [$4.7] billion. Actual purchase prices at delivery will be lower than the list prices based upon available discount levels, offset by price escalators based on changes in certain specified price indexes, and will be further affected by the aircraft specifications. The actual purchase prices are subject to confidentiality agreements with Airbus S.A.S. Deliveries of the A321-200ceo aircraft are scheduled for 2015 and 2016 and deliveries of the A330-900neo aircraft are scheduled for 2018 through 2020. [With][Prior to] this order, CIT Aerospace had a total order book of 77 Airbus aircraft as of March 31, 2014, with delivery dates from 2014 through 2020.

A copy of the press release announcing the Airbus aircraft orders is attached as Exhibit 99.3 to this Current Report on Form 8-K and a copy of the press release announcing the Rolls-Royce Holdings plc engine orders is attached as Exhibit 99.4 to this Current Report on Form 8-K, and each press release is incorporated into this Item 8.01 by reference.

Boeing Purchase Agreement

On July 15, 2014, C.I.T. Leasing Corporation, a wholly owned subsidiary of CIT Group Inc. doing business as CIT Aerospace, entered into a purchase agreement with The Boeing Company to acquire 10 new 787-9 Dreamliner aircraft. The Company has not selected the engines for the 787-9 Dreamliner aircraft. The total value of the 10 787-9 Dreamliner aircraft based on current manufacturer’s list prices is approximately [$2.5] billion. Actual purchase prices at delivery will be lower than the list prices based upon available discount levels, offset by price escalators based on changes in certain specified price indexes, and will be further affected by the aircraft specifications. The actual purchase prices are subject to confidentiality agreements with The Boeing Company. Deliveries of the 787-9 Dreamliner aircraft are scheduled for 2018 through 2020. [With][Prior to] this order, CIT Aerospace had a total order book of 57 Boeing aircraft as of March 31, 2014, with delivery dates from 2014 through 2020.]

A copy of the press release announcing the Boeing aircraft orders is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Amended and Restated Bylaws of CIT Group Inc., dated July 15, 2014.
99.2	Press release issued by CIT Group Inc. on July 15, 2014 announcing a quarterly cash dividend.
99.3	Press release issued by CIT Group Inc. on July 15, 2014 announcing a memorandum of understanding to acquire additional aircraft from Airbus S.A.S.
99.4	Press release issued by CIT Group Inc. on July 16, 2014 announcing the purchase of Trent 7000 engines from Rolls-Royce Holdings plc.
99.5	Press release issued by CIT Group Inc. on July 15, 2014 announcing a purchase agreement to acquire additional aircraft from The Boeing Company.

Forward-Looking Statements

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President & Chief Financial Officer

Dated: July 16, 2014